UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011
TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the Annual of Meeting of stockholders of TD Ameritrade Holding Corporation on February 16, 2011, the stockholders re-approved, without amendment or change, the performance-based compensation measures to be used under TD Ameritrade’s long-term incentive plan (“LTIP”) and management incentive plan (“MIP”), as required by section 162(m) of the Internal Revenue Code.
     Under the LTIP, incentives are provided to employees, consultants and directors of TD Ameritrade or any of its present or future parents or subsidiaries through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units. A total of 42,104,174 shares of common stock, subject to adjustment, have been reserved for the granting of awards. The LTIP contains annual grant limits intended to satisfy section 162(m).
     Under the MIP, payments to eligible employees are generally only made after the achievement of any one or more of the applicable performance goals set forth in the MIP. These awards can be paid in cash or in the form of restricted shares, restricted stock units or stock options under any of TD Ameritrade’s stock plans. The MIP contains annual award limits intended to satisfy section 162(m). In the case of awards intended to qualify for the performance-based compensation exemption under section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of section 162(m). The LTIP and the MIP are administered by the H.R. and Compensation Committee of TD Ameritrade.
     For more information about the LTIP and MIP, see our definitive proxy statement filed with the Securities and Exchange Commission on January 7, 2011. The description above and such portions of the proxy statement are qualified in their entirety by reference to the full text of the LTIP and MIP, filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On February 16, 2011, TD Ameritrade held its Annual Meeting of Stockholders, where six proposals were voted on. The proposals are described in detail in TD Ameritrade’s definitive proxy statement filed with the Securities and Exchange Commission on January 7, 2011. Of the 573,629,041 common shares outstanding and entitled to vote at the Annual Meeting, 537,508,940 common shares (or 93.7%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.
     The final voting results on each proposal are set forth below.
Proposal 1. The stockholders elected four directors to the board of directors to serve for three-year terms until the 2014 annual meeting of stockholders. The votes for this proposal were:

	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-votes
J. Joe Ricketts	430,270,486	70,397,691	36,840,763

Dan W. Cook III	490,267,030	10,401,147	36,840,763

Joseph H. Moglia	436,968,588	63,699,589	36,840,763

Wilbur J. Prezzano	475,695,813	24,972,364	36,840,763

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
496,266,469	1,610,974	2,790,734	36,840,763
Proposal 3. The stockholders approved, on an advisory basis, yearly frequency for the advisory vote on the approval of compensation of TD Ameritrade’s named executive officers. The votes on this proposal were:

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
482,856,398	173,317	15,065,815	2,572,647	36,840,763
     The board of directors determined that an advisory vote on the approval of the compensation of its named executive officers will be included annually in its proxy materials.
Proposal 4. The stockholders re-approved the performance-based compensation measures used under the LTIP, as required by section 162(m) of the Internal Revenue Code. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
422,372,998	75,975,985	2,319,194	36,840,763
Proposal 5. The stockholders re-approved the performance-based compensation measures used under the MIP, as required by section 162(m) of the Internal Revenue Code. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
418,452,621	79,932,483	2,283,073	36,840,763
Proposal 6. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2011. The votes on this proposal were:

For	Against	Abstain
534,705,094	433,509	2,370,337

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	TD Ameritrade Holding Corporation Long-Term Incentive Plan
10.2	TD Ameritrade Holding Corporation Management Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: February 17, 2011	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	TD Ameritrade Holding Corporation Long-Term Incentive Plan
10.2	TD Ameritrade Holding Corporation Management Incentive Plan